SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary information          [ ] Confidential, for use of
    statement                            the Commission Only
                                         (as permitted by Rule
                                         14c-5(d)(2))

[X] Definitive information statement

STANFIELD EDUCATIONAL ALTERNATIVES, INC.
-----------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-
         5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party:

(4)      Date Filed:  November 4, 2003


STANFIELD EDUCATIONAL ALTERNATIVES, INC.
11891 U.S. Highway One, Suite 105
North Palm Beach, Florida 33408

November 4, 2003


               Notice of Action by Written Consent

To the Stockholders of Stanfield Educational Alternatives, Inc.:

     Pursuant to Florida Business Corporation Law, Florida Statutes Chapter 607.0704, notice is hereby given that by written consent delivered to Stanfield Educational Alternatives, Inc. (the "Company") on November 3, 2003, by the holders of a majority of the outstanding common stock of the Company, the following actions were taken:

     a) Pursuant to the Plan and Agreement of Merger as disclosed in the Form 8-K previously filed by the company, the majority shareholders approved the change of the name of the company to NORTH AMERICAN LIABILITY GROUP, INC. The Company's Information Statement on
          Schedule 14C filed with the Securities and Exchange Commission accompanies this Notice.

     b) The majority shareholders authorized and directed the officers and directors to amend the company's
          Articles of Incorporation to reflect the change of its name to NORTH AMERICAN LIABILITY GROUP, INC.


                               By Order of the Board of Directors

                               /s/Bradley Wilson
                               ----------------------------------
                                        Bradley Wilson

            STANFIELD EDUCATIONAL ALTERNATIVES, INC.
    Information Statement Pursuant to Section 14C of the
                Securities Exchange Act of 1934


INTRODUCTION

     This Information Statement is being mailed on or about November 4,, 2003, to affect all holders of record at the close of business on November 4, 2003, of the no par value common stock of STANFIELD EDUCATIONAL ALTERNATIVES, INC., a Florida corporation (the "Company"), in connection with the written consent of the holders of greater than 50% of the Company's common stock providing for a change of the company's name to:
NORTH AMERICAN LIABILITY GROUP, INC.

      The name change will be effective upon filing of the Articles of Amendment to the Articles of Incorporation of the company with the Secretary of State of the State of Florida. Because the name change has already been approved by a majority of the shares entitled to vote, you are not required to take any action. This Information Statement is your notice that the name change has been approved, and you will receive no further notice when the name change becomes effective.

     Following the name change, the stock certificates you now hold will continue to be valid. There is no present intention to deliver new stock certificates on account of the old stock certificates unless requested by a selling stockholder. If after the effective date of the Company's name change you wish to receive new stock certificates, you may do so by contacting the Company's registrar and transfer agent. The transfer agent for the Company's common stock is Atlas Stock Transfer, 5899 State Street, Salt Lake City, UT 84107.

     The Company has requested that the CUSIP Service Bureau provide the Company with new CUSIP numbers for the common stock of the company.

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

SECURITY OWNERSHIP OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     At the close of business on November 3, 2003, the Company had outstanding 311,070,533 shares of no par value common stock, assuming conversion of all outstanding convertible securities. There are no other voting securities of the Company that are presently issued.

    The following table sets forth information with respect to all Directors and Executive Officers of the Company, individually and as a group.

Name and Address                   Amount and Nature        Percentage
of Beneficial Owner                of Ownership            of Ownership
-------------------                -----------------       ------------
Bradley Wilson                     79,000,000 shares        25.4%
11891 U.S. Highway One, Suite 105
North Palm Beach, Florida 33408


All Directors and Executive        79,000,000 shares        25.4%
Officers as a Group
--------------------------


VOTE REQUIRED FOR APPROVAL

       Chapter 607.0704 Florida Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Florida corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least that number of shares which is sufficient to take the action. The Company's stockholders owning a majority of the outstanding common stock have approved the name change, which majority is the number of shares required by Florida Statutes Chapter 607.0704.

       The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of issued and outstanding stock of the Company's common stock outstanding on November 3, 2003, which would have been the same date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Company's Articles of Incorporation.


ADDITIONAL INFORMATION

       Additional information concerning the Company, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company's President, Bradley Wilson, 11891 U.S. Highway One, Suite 105, North Palm Beach, Florida, 33408, copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, will be provided without charge.

Dated: November 4, 2003
                                   By Order of the Board of Directors


                                   /s/Bradley Wilson
                                   ----------------------------------
                                   Bradley Wilson



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